Exhibit 10.2

SENIOR SECURED PROMISSORY NOTE

$550,000.00	April 30, 2013

FOR VALUE RECEIVED, on or before the Maturity Date, VIEWCAST.COM, INC. a Delaware corporation, OSPREY TECHNOLOGIES, INC., a Delaware corporation, and VIDEOWARE, INC., a Delaware corporation (jointly and severally, “Borrower”), promises to pay to the order of ARDINGER FAMILY PARTNERSHIP, LTD. a Texas limited partnership (“Lender”), at its offices at 1620 E. Bus. Hwy 121, Bldg. C, Suite 900, Lewisville, TX 75056, the principal amount of FIVE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($550,000.00) (the “Principal Amount”) under this Senior Secured Promissory Note (this “Note”, with capitalized terms used herein as defined in the Loan Agreement (herein defined), unless otherwise defined herein), together with interest on the Principal Amount from the date hereof until paid, in accordance with the terms of this Note and the Loan Agreement.

The Principal Amount and all accrued but unpaid interest on this Note shall be due and payable as provided in Section 3 of the Loan Agreement. Lender is under no obligation to refinance the Loan on the Maturity Date or at any other time. Borrower will, therefore, be required to make payment out of other assets Borrower may own; or Borrower will have to find a lender willing to lend Borrower the money at prevailing market rates, which may be considerably higher than the interest rate on the Loan.

This Note evidences Indebtedness owing by Borrower to Lender pursuant to that certain Loan and Security Agreement dated as of even date herewith by and between Borrower and Lender (as amended, restated and modified from time to time, the “Loan Agreement”). The holder of this Note is entitled to the benefits and security provided in the Loan Documents. This Note is the note referred to in the Loan Agreement as the “Note.” Capitalized terms not otherwise defined herein, shall have the same meanings as in the Loan Agreement. This Note may be prepaid in whole or in part at any time. This Note is subject to the mandatory prepayment provisions set forth in the Loan Agreement.

Unless otherwise agreed to in writing, or otherwise required by applicable law, payments will be applied in the order provided in the Loan Agreement; provided, however, upon occurrence of any Event of Default, Lender reserves the right to apply payments among principal, interest, delinquency charges, collection costs and other charges, at its discretion. All payments of principal or interest on this Note shall be made in lawful money of the United States of America in immediately available funds, at the address of Lender indicated above, or such other place as the holder of this Note shall designate in writing to Borrower. If any payment of principal or interest on this Note shall become due on a day which is not a Business Day (as hereinafter defined), such payment shall be made on the next succeeding Business Day and any such extension of time shall be included in computing interest in connection with such payment. As used herein, the term “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which banks are authorized or required to be closed in the State of Texas. The books and records of Lender shall be prima facie evidence of all outstanding principal and accrued and unpaid interest on this Note.

Borrower agrees that upon the occurrence of any one or more Events of Default the holder of this Note may, at its option, without further notice or demand: (i) declare the outstanding Principal Amount and accrued but unpaid interest on this Note at once due and payable; (ii) foreclose all liens securing payment hereof; (iii) pursue any and all other rights, remedies and resources available to the holder hereof, including but not limited to any such rights, remedies or resources under the Loan Documents, at law or in equity; or (iv) pursue any combination of the foregoing.

The failure to exercise the option to accelerate the maturity of this Note or any other right, remedy or recourse available to the holder hereof upon the occurrence of an Event of Default hereunder shall not constitute a waiver of the right of the holder of this Note to exercise the same at that time or at any subsequent time with respect to such Event of Default or any other Event of Default. The rights, remedies and resources of the holder hereof, as provided in this Note and in any of the other Loan Documents, shall be cumulative and concurrent and may be pursued separately, successively or together as often as occasion therefore shall arise, at the sole discretion of the holder hereof. The acceptance by the holder hereof of any payment under this Note which is less than the payment in full of all amounts due and payable at the time of such payment shall not: (i) constitute a waiver of or impair, reduce, release or extinguish any right, remedy or recourse of the holder hereof, or nullify any prior exercise of any such right, remedy or recourse; or (ii) impair, reduce, release or extinguish the obligations of any party liable under any of the Loan Documents as originally provided herein or therein.

This Note and all of the other Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof or of any of the other Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and shall be enforced to the greatest extent permitted by law. It is expressly stipulated and agreed to be the intent of the holder hereof to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the indebtedness evidenced by this Note. If the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Note, or if Lender’s exercise of the option to accelerate the maturity date of this Note, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by law, then it is the express intent of Borrower and Lender that all excess amounts theretofore collected by Lender be credited on the principal balance of this Note (or, if this Note and all other indebtedness arising under or pursuant to the other Loan Documents have been paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, by Borrower for the use, forbearance, detention, taking, charging, receiving or reserving of the indebtedness of Borrower to Lender under this Note or arising under or pursuant to the other Loan Documents shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding. To the extent federal law permits Lender to contract for, charge or receive a greater amount of interest, Lender will rely on federal law instead of the Texas Finance Code for the purpose of determining the Maximum Rate. Additionally, to the maximum extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, implement any other method of computing the Maximum Rate under the Texas Finance Code or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

If this Note is placed in the hands of an attorney for collection, or is collected in whole or in part by suit or through probate, bankruptcy or other legal proceedings of any kind, Borrower agrees to pay, in addition to all other sums payable hereunder, all costs and expenses of collection, including but not limited to reasonable attorneys’ fees.

Borrower and any and all endorsers and guarantors of this Note severally waive presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration and dishonor, diligence in enforcement and indulgences of every kind and without further notice hereby agree to renewals, extensions, exchanges or releases of collateral, taking of additional collateral, indulgences or partial payments.

THIS NOTE HAS BEEN EXECUTED UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCEPT AS SUCH LAWS ARE PREEMPTED BY APPLICABLE FEDERAL LAWS.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK;

SIGNATURE PAGES FOLLOW

EXECUTED as of the date first written above.

BORROWER:

VIEWCAST.COM, INC.

By:	/s/ John Hammock
Name: John Hammock
Title: President & CEO

OSPREY TECHNOLOGIES, INC.

By:	/s/ John Hammock
Name: John Hammock
Title: President & CEO

VIDEOWARE, INC.

By:	/s/ John Hammock
Name: John Hammock
Title: President & CEO

Signature Page to

Senior Secured Promissory Note